Exhibit 99.1
[ONEOK Logo]	News
April 24, 2008	Analyst Contact: Dan Harrison
918-588-7950 Media Contact: Megan Washbourne 918-588-7572

ONEOK to Present at AGA Financial Forum

TULSA, Okla. - April 24, 2008 - ONEOK, Inc. (NYSE: OKE) will present at the

American Gas Association Financial Forum on Monday, May 5, 2008, in Miami Beach, Fla., at

9:45 a.m. Eastern Daylight Time (8:45 a.m. Central Daylight Time).

John W. Gibson, chief executive officer of ONEOK, will present.

The conference will be webcast and will be accessible on ONEOK's Web site

www.oneok.com. A replay of the webcast will be archived for 30 days after the conference.

The company will also post the presentation on its Web site on Sunday, May 4, 2008,

beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 47.8 percent of

ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the mid-continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

For more information, visit the Web site at www.oneok.com. OKE-FV

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